POWER OF ATTORNEY


         I hereby appoint each of Donald Mindiak, President and Chief Executive Officer of BCB Bancorp, Inc. (the "Company"), Alan Schick and Edward Quint of the law firm Luse Gorman Pomerenk & Schick, P.C. to act as my true and lawful attorney-in-fact with authority to execute on my behalf any Form 3, 4 or 5 or any amendment thereto required to be filed by me, as a result of my association with the Company, under Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, with the appropriate regulatory authorities and to do all things incident and necessary to that end, until such time as I notify Mr. Mindiak, Mr. Schick or Mr. Quint in writing that his authority to act on my behalf in this manner has been withdrawn.

         I have signed this power of attorney on February 9, 2004.


                                    By: /s/ Thomas M. Coughlin
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                                       Thomas M. Coughlin


                                    In presence of: /s/ Alicyn E. McGhee
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                                                   Signature of Witness


                                                   Alicyn E. McGhee
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                                                   Printed Name of Witness